UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017 (November 5, 2017)

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida		32819
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Cooperation Agreement with Hill Path Capital LP.

On November 5, 2017, SeaWorld Entertainment, Inc. (the “Company”) and Hill Path Capital LP (“Hill Path”) entered into a Cooperation Agreement (the “Cooperation Agreement”).

Pursuant to the Cooperation Agreement, the Company agreed that, subject to the conditions set forth therein, the board of directors of the Company (the “Board”) will appoint Scott I. Ross (the “Designee”) to the Board immediately following the execution of the Cooperation Agreement.

The Cooperation Agreement provides that the Designee must, at all times while serving as a member of the Board, comply with all current and future policies and guidelines applicable to all Board members (or any applicable subset thereof) (the “Company Policies”), including, without limitation, the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and all trading and confidentiality obligations and guidelines; provided, however, that (i) except to the extent the Board reasonably determines is required by applicable law, the Company Policies will not apply to Hill Path and the Hill Path Affiliates (as defined below) after the time the Designee ceases to be a member of the Board and (ii) subject to and in accordance with the terms of the Undertaking Agreement (as defined below), the Designee is permitted to and may provide information to the Hill Path Associates (as defined therein).

In addition, the Designee agreed, prior to and as a condition to Designee’s appointment to the Board, to execute and provide to the Company an irrevocable resignation letter that will be effective (subject to certain conditions) if (i) Hill Path ceases to satisfy the Minimum Condition (as defined below) or (ii) the Board reasonably determines that Hill Path breached any of the terms of the Cooperation Agreement or of the Undertaking Agreement, in each case, in any material respect, and such breach is not cured within 15 days after receipt by Hill Path of written notice from the Company specifying such breach.

The “Minimum Condition” means, collectively, the beneficial ownership by Hill Path (together with its Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, that the term “Associates” in such definition shall be deemed to be preceded by the word “controlled”) (collectively (with Hill Path) and individually, the “Hill Path Affiliates”)) of an aggregate Net Long Position of 6,791,203 shares of common stock, par value $0.01, of the Company (the “Common Stock”) (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments).  “Net Long Position” means such shares of Common Stock beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act, mutatis mutandis, but the “long position” of such person for this purpose shall not include any shares as to which such person does not have the right to vote or direct the vote or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

If the Designee resigns, is removed or refuses to or cannot serve (due to death or disability) during the Standstill Period (as defined below), Hill Path, in its sole discretion, may select a replacement director, who is reasonably acceptable to the Board (such acceptance not to be unreasonably withheld, conditioned or delayed) and who must, among other matters, (A) qualify (x) as an independent director of the Company under the listing rules of the New York Stock Exchange and under the Company’s Corporate Governance Guidelines and (y) otherwise qualify to serve as a director under the Company’s by-laws and Corporate Governance Guidelines and (B) provide a completed D&O Questionnaire in the form provided to Hill Path by the Company prior to the execution of the Cooperation Agreement.

Hill Path has agreed to various standstill provisions for the duration of the Standstill Period described below, including, among other things, that it will not, and will cause each of the Hill Path Affiliate to not:

•

•make, engage in, or in any way participate in or knowingly and expressly encourage any solicitation of “proxies” or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act, but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act) of proxies or consents with respect to securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “securities of the Company”);

•

•form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) (other than a “group” that includes some or all of the Hill Path Affiliates, but does not include any other entities or persons that are not Hill Path Affiliates as of the date of the Cooperation Agreement) with respect to the securities of the Company;

•

•acquire, offer or propose to acquire, or agree to acquire, any securities of the Company that would result in the ownership by Hill Path and the Hill Path Affiliates (together with any individual or entity that would be deemed to be part of a “group,” as such term is defined in Section 13(d)(3) of the Exchange Act), an amount in excess of 17.5% or more of the shares of Common Stock outstanding at such time;

•

•sell, offer or agree to sell, through swap or hedging transactions or otherwise, securities of the Company or any rights decoupled from the underlying securities of the Company held by Hill Path or any Hill Path Affiliate to a third party that would result in such third party, together with its affiliates, owning more than 4.9% of the Common Stock outstanding at such time;

•

•deposit, or otherwise in any manner agree, attempt, seek or propose to deposit, any shares of Common Stock in any voting trust or subject any shares of Common Stock to any arrangement or agreement with respect to the voting of any shares of Common Stock;

•

•seek or submit, or knowingly encourage any person or entity to seek or submit, nomination(s) in furtherance of a contested “solicitation” (as such term is defined or used under the Exchange Act) for the appointment, election or removal of directors with respect to the Company or seek, knowingly encourage or take any other action with respect to the appointment, election or removal of any directors;

•	•make or be the proponent of any stockholder proposal at any annual or special meeting of stockholders or through any referendum of stockholders;
•

•make, effect or seek to effect, any public offer or propose to effect, cause or participate in, or in any way assist or facilitate any third party in making or effecting, an offer of proposal (with or without conditions), with respect to any merger, scheme of arrangements, takeover offer, acquisition, recapitalization, restructuring, disposition, other business combination or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities or a material amount of any of their respective assets or businesses (each, an “Extraordinary Transaction”);

•	•make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the Delaware General Corporate Law or similar statutory requirement;
•	•call or seek to call a special meeting of stockholders, including by written consent;
•

•present or seek to present at any annual meeting or any special meeting of the Company’s stockholders;

•engage in any short sales or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right that relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company;

•

•advise, encourage, support or influence any person or entity (other than any Hill Path Affiliate) with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders, except as otherwise permitted by the Cooperation Agreement;

•

•knowingly take any action in support of or make any proposal or request that constitutes controlling, changing or influencing the Board or management of the Company or other otherwise act, alone or in concert with others, to seek to control or influence the management or policies of the Company; provided, however, that nothing in the Cooperation Agreement shall prohibit Hill Path from engaging in private discussions with the Company in furtherance of any of the foregoing;

•

•institute, solicit, assist or join, as a party, any litigation, arbitration or other proceedings against or involving the Company or any of its current or former directors or officers, except as otherwise permitted under the Cooperation Agreement;

•

•make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or the Cooperation Agreement that is inconsistent with the provisions of the Cooperation Agreement; and

•

•enter into any discussions, negotiations, agreements or understandings with any third party to take any action with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any third party to take any action or make any statement with respect to any of the various standstill provisions, or otherwise take or cause any action or make any public statement inconsistent with any of the various standstill provisions.

Subject to certain conditions, Hill Path is permitted to privately request a waiver of any of the various standstill provisions during the Standstill Period.

Hill Path has also agreed that, during the Standstill Period, it will vote all shares it beneficially owns, and all shares beneficially owned by each Hill Path Affiliate, in favor of the Designee and all directors who are members of the Board as of the date of the Cooperation Agreement who are nominated by the Board for election at each annual meeting of stockholders.

The Company and Hill Path have agreed that during the Standstill Period they will not make, cause to be made or knowingly encourage any other person to make or cause to be made, any public statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders, in the case of the Company, Hill Path or any Hill Path Affiliate or any of their respective current or former officers, directors, partners, members, agents or employees and, in the case of Hill Path, the Company or affiliates thereof or any of their respective current or former officers, directors or employees.

In addition, the Company has also agreed that it (i) will appoint the Designee to the Revenue Committee (the “Revenue Committee”) and any new executive committee of the Board formed (if any), provided that Designee satisfies the eligibility requirements for membership for the Revenue Committee and any new such committee(s) and (ii) until the end of the Standstill Period, will not increase the size of the Board to more than 13 directors without the consent of the Designee. The Revenue Committee is a new board committee for the development, articulation and execution of the Company's short-term and long-term revenue growth strategies.

The “Standstill Period” means the period commencing on the date of the Cooperation Agreement and terminating on the date that is the earliest of (i) the day after the date of the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), (ii) breach by the Company, in any material respect, of its obligations under the Cooperation Agreement which is not cured within 15 days after receipt by the Company of written notice from Hill Path specifying such breach and (iii) the date on which Hill Path delivers written notice to the Company of termination of the Standstill Period; provided, that such notice to terminate the Standstill Period (A) may not be delivered prior to the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2018 Annual Meeting and not later than the date of such expiration and (B) shall be accompanied by a duly executed irrevocable resignation letter from the Designee effective as of the date of delivery of such notice.

The Cooperation Agreement will terminate upon the expiration of the Standstill Period. In addition, the Company’s obligations under the Cooperation Agreement will terminate immediately if (i) Hill Path ceases to satisfy the Minimum Condition or (ii) the Board reasonably determines that Hill Path breached any of the terms of the Cooperation Agreement or of the Undertaking Agreement, in each case, in any material respect, and such breach is not cured within 15 days after receipt by Hill Path of written notice from the Company specifying such breach.  Additionally, certain of the standstill provisions applicable to Hill Path shall cease to apply to Hill Path following such time as the Company enters into an agreement for an Extraordinary Transaction that would result in the Company’s stockholders immediately prior to such transaction holding, directly or indirectly, less than 50% of the common and equivalent equity of the surviving entity resulting from the business combination after such transaction.

The Company has agreed to reimburse Hill Path for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the negotiation and execution of the Cooperation Agreement, not to exceed $500,000.

Pursuant to the requirements of the Cooperation Agreement, the Board approved the potential acquisition by Hill Path or any other Hill Path Affiliates of an aggregate Net Long Position in excess of 15% of the Common Stock then outstanding and rendered inapplicable to Hill Path the restrictions on “business combinations” for purposes of Article X of the Company’s Amended and Restated Certificate of Incorporation (“Article X”), but only to the extent that Hill Path or the Hill Path Affiliates do not own an aggregate of 17.5% or more of the Common Stock then outstanding. Further acquisitions by Hill Path of the Company’s Common Stock may be subject to the restrictions on “business combinations” set forth in Article X, to the extent that Hill Path becomes the owner of 17.5% or more of the outstanding voting stock of the Company without Board approval.

Undertaking Agreement with Hill Path and Scott I. Ross.

On November 5, 2017, Hill Path, the Designee and the Company entered into the Undertaking Agreement.  Pursuant to the Undertaking Agreement, the Designee will, subject to and in accordance with the terms of the Undertaking Agreement, by and between the Designee, the Company and Hill Path, dated as of November 5, 2017 (the “Undertaking Agreement”), be permitted to and may provide information to certain personnel of Hill Path and certain of Hill Path’s advisors, as described therein.  The undertakings of Hill Path and the Designee pursuant to the Undertaking Agreement are effective for 12 months following the date on which there is no director serving on the Board who is designated by Hill Path.

Side Letter with Respect to Registration Rights Agreement with Hill Path Capital.

The Company also entered into a side letter (the “Side Letter”) with Hill Path which provides that, subject to the conditions set forth therein, if the Company obtains any requisite Board approvals or the consent of Sun Wise (UK) Co., LTD, the Company will execute and deliver to Hill Path, a registration rights agreement in the form attached as an exhibit to the Side Letter (the “Registration Rights Agreement”), with Hill Path Capital LP, Hill Path Capital Partners LP, Hill Path Capital Co-Investment Partners LP, Hill Path Capital Partners-H LP, Hill Path Capital Partners Co-Investment E LP, Hill Path Capital Partners Co-Investment E2 LP, Hill Path Capital Partners Co-Investment S LP, Hill Path Capital Partners GP LLC, Hill Path Capital Partners E GP LLC, Hill Path Capital Partners S GP LLC, Hill Path Investment Holdings LLC and Hill Path Holdings LLC (together, the “Hill Path Entities”).

In addition, until such time as the Company has offered to execute and deliver the Registration Rights Agreement, the Company will take such actions as may be necessary to have two open periods per fiscal year of no less than fourteen consecutive days per period that will be separated by a period of at least 180 days, during which “Insiders” (as defined in the Company’s Securities Trading Policy (the “Trading Policy”)) may, subject to compliance with the securities laws of the United States and any of the requirements of the Trading Policy or any other contractual, legal or fiduciary duties applicable to such person, buy or sell Company securities.

The Registration Rights Agreement will provide that, following the date that is one day after the expiration of the Company’s advance notice period for the nomination of directors at the 2018 Annual Meeting, provided that Hill Path has not submitted any nominations for the election of directors in accordance with the Company’s advance notice period as set forth in the Company’s Second Amended and Restated Bylaws, the Hill Path Entities will have limited shelf registration rights with respect to their Common Stock (including certain demand underwritten offering rights and piggyback registration rights). The Registration Rights Agreement will also require the Company to pay certain expenses relating to such registration and to indemnify the Hill Path Entities against certain liabilities under the Securities Act of 1933, as amended.

The foregoing summary of the Cooperation Agreement, the Undertaking Agreement, the Side Letter and the form of Registration Rights Agreement are not complete and are subject to, and qualified by reference to, the full text of the Cooperation Agreement, the Undertaking Agreement, the Side Letter (including the form of Registration Rights Agreement), respectively, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Investment funds affiliated with Hill Path own approximately 14.5% of the issued and outstanding common stock of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2017, the Board appointed Scott I. Ross to the Board and the Revenue Committee, in each case, in accordance with the terms of the Cooperation Agreement, as described in Item 1.01 hereof, and filed as an exhibit herewith.

Other than as described in Item 1.01 hereof, there are no arrangements or understandings between Mr. Ross and any other person pursuant to which he was appointed as a director. Following Mr. Ross’ appointment to the Board, the size of the Board will be nine directors.

Mr. Ross is the Managing Partner and founder of Hill Path. Prior to founding Hill Path in 2014, Mr. Ross served as a Partner at Apollo Global Management, LLC, a firm he joined in 2004, where he was responsible for leading private equity and debt investments in the lodging, leisure, entertainment, consumer and business services sectors.  Mr. Ross also held various investment roles at Goldman, Sachs & Co. and Shumway Capital Investments.  Mr. Ross is a director of Great Wolf Resorts, Inc. and previously served as a director of CEC Entertainment, Inc. (parent company of Chuck E. Cheese’s) and EVERTEC, Inc.

In accordance with the Company’s “Outside Director Compensation Policy” included in the Company’s definitive proxy statement on Schedule 14A filed on April 4, 2017 with the Securities and Exchange Commission, Mr. Ross’s compensation for his services as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to pro-ration to reflect the commencement date of his service on the Board.  Mr. Ross is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K other than the Cooperation Agreement and the Side Letter described in Item 1.01 hereof.

Item 7.01	Regulation FD Disclosure

A copy of the joint press release issued by the Company and Hill Path on November 7, 2017 describing the appointment of Mr. Scott I. Ross is filed herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description

10.1	Cooperation Agreement, dated November 5, 2017, between Hill Path Capital LP and SeaWorld Entertainment, Inc.
10.2	Undertaking Agreement, dated November 5, 2017, among Scott Ross, Hill Path Capital LP and SeaWorld Entertainment, Inc.
10.3	Side Letter, dated November 5, 2017, between SeaWorld Entertainment, Inc. and Hill Path Capital LP
99.1	Joint Press Release issued by Hill Path Capital LP and SeaWorld Entertainment, Inc. on November 7, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: November 7, 2017	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary